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Exhibit "A"

NUMBER 00-000-001                                                      $ 88,500

                           APPLIED DNA SCIENCES, INC.
                                CONVERTIBLE NOTE

APPLIED DNA SCIENCES, INC., a Nevada corporation, (hereinafter called the "COMPANY"), for value received, hereby promises to pay to Glenn Little in legal tender of the United States of America, the principal sum of Eighty eight thousand five hundred dollars ($88,500.00), in payment for Seven Million Five Hundred Thousand (7,500,000) shares of the COMPANY's Common Stock. The COMPANY agrees to return these shares to the treasury of the COMPANY and the sole intent of the purchase of these shares is to decrease the number of outstanding shares of the COMPANY. In an Option Agreement, which has an effective date of October 8, 2002, Glenn Little granted an option to the Company to purchase up to 8,500,000 shares for $100,000. After the exercise of 7,500,000 shares the remaining 1,000,000 shares held by Glenn Little shall remain subject to the Option Agreement, and available to the Company for an exercise price of $11,500.

INTEREST: Interest shall be accrued at the rate of eight percent (8%) calculated from the date of issuance of this Note to the earlier of maturity or payment in full if paid before maturity. The principal sum remaining and all accrued interest thereon shall be due and payable, in full, on October 31, 2004, and shall begin accruing from the effective date of the issuance of this note.

CONVERSION: If, at the maturation date of October 31, 2004, the COMPANY does not remit payment of $88,500 plus accrued interest to Glenn Little, Glenn Little can immediately convert this Note back into 7,500,000 shares of the Company's Common Stock, plus additional shares to pay outstanding and due interest at a conversion rate equal to the then fair market value.

The indebtedness of the COMPANY evidenced by this Note, including the principal and any interest thereon, shall not be subordinate or junior in right of payment of its obligations to its other creditors, whether now outstanding or hereafter incurred, (except as to any obligation of the COMPANY ranking on a parity with or junior to this Note) so that in case of any insolvency proceedings, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities, or similar proceedings relating to the COMPANY or any liquidation or winding-up of the COMPANY, whether voluntary or involuntary, all such obligations (other than those above excepted) shall not be entitled to be paid in full before any payment shall be made on account of the principal of, or interest on, this Note.


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The COMPANY shall be in default under this  INSTRUMENT upon the happening of any of the following events or conditions:

         (a) Failure or omission(s) to pay, or other delinquency in the payment of, any interest upon this Note as and when the same shall become due and payable, and continuance of such delinquency for a period of ten (10) days; or

         (b) Failure or omission(s) to pay, or other default in the payment of the principal of this Note as and when the same shall become due and payable either upon redemption, by declaration or otherwise; or

         (c) If the COMPANY becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors, or a proceeding is instituted by or against the COMPANY alleging that the COMPANY is insolvent or unable to pay its debts as they mature and such proceeding remains undismissed for ten (10) days; or

         (d) Failure on the part of the COMPANY duly to observe or perform any of the covenants or agreements on the part of the COMPANY contained in this Note for a period of ten (10) days after the date on which the earliest written notice of such failure, requiring the COMPANY to remedy the same, shall have been given to the COMPANY by the Holder; or

         (e) If the COMPANY shall, on a petition in bankruptcy or reorganization filed against it, be adjudicated a bankrupt, or if a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the COMPANY, a receiver of the COMPANY or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of the COMPANY under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such adjudication, order, or decree shall not be vacated or set aside or stayed within ten (10) days from the date of the entry thereof. If the COMPANY shall default, as defined herein, then and in each and every such case, unless the principal of this Note shall have already become due and payable, the Holder, by notice in writing to the COMPANY, may declare the principal of this Note to be due and payable immediately, and upon such declaration the same shall become and shall be immediately due and payable, anything in this Note contained to the contrary notwithstanding.

This Note is subject to call and redemption at any time prior to its regular maturity upon payment of the principal amount of this Note, without a redemption premium or prepayment penalty.

Subject to the transfer  restrictions of federal and state securities laws, this
Note is transferable on the books of the COMPANY, by the registered owner hereof in person, or by an attorney duly authorized in writing, upon surrender and cancellation of this Note. Upon any such transfer, a new registered Note or Notes of the same issue and for the same aggregate original face amount shall be issued to the transferee in exchange therefor; provided, nevertheless, that the actual liability of the COMPANY shall be limited to the actual unpaid principal amount outstanding as of the date of transfer, together with any accrued but unpaid interest thereon.


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The  COMPANY  may deem or treat the  person in whose name this Note shall at the time be registered as the absolute owner hereof for the purposes of transfer and receiving payment of principal and/or interest as well as for all other purposes whatsoever and the COMPANY shall not be affected by any notice to the contrary. Any dispute in regards to this transaction, the convertible note or the terms and conditions of this transaction shall be resolved with a venue in Midland, Texas. The parties agree to make best efforts to work through any disputes amicably and to seek arbitration rather than litigation. In the event of a dispute, the parties will select n arbitrator from a list published by the American Arbitrator's Association.


         IN WITNESS WHEREOF, the COMPANY has caused this Note to be executed by the signatures of its duly authorized officers, and the corporate seal hereunto affixed.

Dated:                                        Applied DNA Sciences, Inc.

ATTEST:

                                              By: /s/ Lawrence Lee
                                                  ------------------------------
                                                  Lawrence Lee, President
/s/ Jaime Cardona
---------------------------------------
Secretary for Applied DNA Sciences, Inc.

                                              AGREED AND ACCEPTED


                                              By /s/ Glenn Little
                                                 -------------------------------
                                                 Glenn Little